Exhibit 1(t)

                     MERRILL LYNCH MUNICIPAL BOND FUND, INC.

               Articles Supplementary to Articles of Incorporation Increasing the Authorized Capital Stock of the Corporation

      MERRILL LYNCH MUNICIPAL BOND FUND, INC., a Maryland corporation (hereinafter called the "Corporation"), having its principal office in the State of Maryland in the City of Baltimore, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

1. The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended, with the authority to issue Four Billion Two Hundred Fifty Million (4,250,000,000) shares of capital stock as follows:

Series and Classes                                  Number of Authorized Shares
------------------                                  ---------------------------

Insured Portfolio
    Class A Common Stock                                     500,000,000
    Class B Common Stock                                     375,000,000
    Class C Common Stock                                     375,000,000
    Class I Common Stock                                     500,000,000

National Portfolio
    Class A Common Stock                                     375,000,000
    Class B Common Stock                                     375,000,000
    Class C Common Stock                                     375,000,000
    Class I Common Stock                                     375,000,000

Short-Term Portfolio
    Class A Common Stock                                     150,000,000
    Class B Common Stock                                     150,000,000
    Class C Common Stock                                     150,000,000
    Class I Common Stock                                     150,000,000

High Yield Portfolio
    Investor A Common Stock                                  100,000,000
    Investor C Common Stock                                  100,000,000
    Institutional Common Stock                               100,000,000

                                           Total:          4,150,000,000

      The remainder of the Corporation's capital stock, One Hundred Million (100,000,000) shares of common stock, is not designated as to any class or series.

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      All shares of all classes of the Corporation's capital stock, including the shares of common stock which are not designated as to any class or series, have a par value of Ten Cents ($0.10) per share, and an aggregate par value of Four Hundred Twenty-Five Million Dollars ($425,000,000).

2. Pursuant to the Articles of Amendment filed with the State Department of Assessments and Taxation of the State of Maryland on the date hereof, the Corporation amended its charter to (i) rename the Insured Portfolio as the "BlackRock Municipal Insured Fund," (ii) rename the National Portfolio as the "BlackRock National Municipal Fund," (iii) rename the Short-Term Portfolio as the "BlackRock Short-Term Municipal Fund," (iv) rename the High Yield Portfolio as the "BlackRock High Yield Municipal Fund," (v) redesignate the Class A Common Stock of the BlackRock Insured Municipal Fund (the "Insured Fund") and the BlackRock National Municipal Fund (the "National Fund") as "Investor A Common Stock," (vi) redesignate the Class A Common Stock of the BlackRock Short-Term Municipal Fund (the "Short-Term Fund") as "Investor A1 Common Stock," (vii) redesignate the Class B Common Stock of the Insured Fund, the National Fund and the Short-Term Fund as "Investor B Common Stock," (viii) redesignate the Class C Common Stock of the Insured Fund and the National Fund as "Investor C1 Common Stock," and
      (ix) redesignate the Class I Common Stock of the Insured Fund, the National Fund and the Short-Term Fund as "Institutional Common Stock."


3. Pursuant to authority expressly vested in the Board of Directors of the Corporation by its charter, the Board of Directors hereby reclassifies One Hundred Million (100,000,000) authorized and unissued shares of the Corporation's common stock which are not designated as to any class or series, as follows:

Series and Classes                                  Number of Authorized Shares
------------------                                  ---------------------------

BlackRock Municipal Insured Fund
    Investor C Common Stock                                   100,000,000

                                          Total:              100,000,000

4.    The Board of Directors of the Corporation, acting in accordance with
      Section 2- 105(c) of the Maryland General Corporation Law and Article V, paragraph 7 of the Articles of Incorporation, as amended and supplemented, hereby increases the total number of authorized shares of Common Stock of the Corporation by One Billion Two Hundred Fifty Million (1,250,000,000) shares and designates such newly authorized shares as follows:


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

5.

Series and Classes                                 Number of Authorized Shares
------------------                                 ---------------------------

BlackRock Municipal Insured Fund
    Investor C Common Stock                                  275,000,000

BlackRock National Municipal Fund
    Investor C Common Stock                                  375,000,000

BlackRock Short-Term Municipal Fund
    Investor A Common Stock                                  150,000,000
    Investor C Common Stock                                  150,000,000
    BlackRock Common Stock                                   150,000,000
    Service Common Stock                                     150,000,000

                                             Total:        1,250,000,000

6. The preferences, designations, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of Investor A Common Stock of the BlackRock Short-Term Municipal Fund are as follows:

      The Investor A Common Stock of the BlackRock Short-Term Municipal Fund shall represent the same interest in the Corporation and have identical preferences, designations, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption as the Class A Common Stock of the BlackRock Short-Term Municipal Fund as of the date of these Articles Supplementary, except as otherwise set forth in the Corporation's charter and further except that:

      (i) Expenses related to the account maintenance and distribution of the Investor A Common Stock of the BlackRock Short-Term Municipal Fund shall be borne solely by such class and such class shall have exclusive voting rights with respect to matters relating to the expenses being borne solely by such class; and

      (ii) Such account maintenance and distribution expenses borne solely by Investor A Common Stock of the BlackRock Short-Term Municipal Fund shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of such class.

7. The preferences, designations, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of Investor C Common Stock are as follows:


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

      The Investor C Common Stock shall represent the same interest in the Corporation and have identical preferences, designations, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption as the Class C Common Stock as of the date of these Articles Supplementary, except as otherwise set forth in the Corporation's charter and further except that:

      (i) Expenses related to the account maintenance and distribution of the Investor C Common Stock shall be borne solely by such class and such class shall have exclusive voting rights with respect to matters relating to the expenses being borne solely by such class; and

      (ii) Such account maintenance and distribution expenses borne solely by Investor C Common Stock shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of such class.

8. The preferences, designations, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of BlackRock Common Stock of the BlackRock Short-Term Municipal Fund are as follows:

      The BlackRock Common Stock of the BlackRock Short-Term Municipal Fund shall represent the same interest in the Corporation and have identical preferences, designations, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption as the Class I Common Stock of the BlackRock Short-Term Municipal Fund as of the date of these Articles Supplementary, except as otherwise set forth in the Corporation's charter and further except that:

      (i) Expenses related to the account maintenance and distribution of the BlackRock Common Stock of the BlackRock Short-Term Municipal Fund shall be borne solely by such class and such class shall have exclusive voting rights with respect to matters relating to the expenses being borne solely by such class; and

      (ii) Such account maintenance and distribution expenses borne solely by BlackRock Common Stock of the BlackRock Short-Term Municipal Fund shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of such class.

9. The preferences, designations, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of Service Common Stock of the BlackRock Short-Term Municipal Fund are as follows:

      The Service Common Stock of the BlackRock Short-Term Municipal Fund shall represent the same interest in the Corporation and have identical preferences, designations, conversion or other rights, voting powers, restrictions, limitations as to


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

      dividends, qualifications, or terms or conditions of redemption as the Class A Common Stock of the BlackRock Short-Term Municipal Fund as of the date of these Articles Supplementary, except as otherwise set forth in the Corporation's charter and further except that:

      (i) Expenses related to the account maintenance and distribution of the Service Common Stock of the BlackRock Short-Term Municipal Fund shall be borne solely by such class and such class shall have exclusive voting rights with respect to matters relating to the expenses being borne solely by such class; and

      (ii) Such account maintenance and distribution expenses borne solely by Service Common Stock of the BlackRock Short-Term Municipal Fund shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of such class.

10. After this increase in the number of authorized shares, the classification of the newly authorized shares and the renaming of the applicable issued and unissued shares of capital stock of the Corporation, the Corporation will have the authority to issue Five Billion Three Hundred Fifty Million (5,350,000,000) shares of capital stock as follows:


         Series and Classes                         Number of Authorized Shares
         ------------------                         ---------------------------

BlackRock Municipal Insured Fund
    Investor A Common Stock                                 500,000,000
    Investor B Common Stock                                 375,000,000
    Investor C Common Stock                                 375,000,000
    Investor C1 Common Stock                                375,000,000
    Institutional Common Stock                              500,000,000

BlackRock National Municipal Fund
    Investor A Common Stock                                 375,000,000
    Investor B Common Stock                                 375,000,000
    Investor C Common Stock                                 375,000,000
    Investor C1 Common Stock                                375,000,000
    Institutional Common Stock                              375,000,000

BlackRock Short-Term Municipal Fund
    Investor A Common Stock                                 150,000,000
    Investor A1 Common Stock                                150,000,000
    Investor B Common Stock                                 150,000,000
    Investor C Common Stock                                 150,000,000
    Institutional Common Stock                              150,000,000
    BlackRock Common Stock                                  150,000,000
    Service Common Stock                                    150,000,000


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

BlackRock High Yield Municipal Fund
    Investor A Common Stock                                 100,000,000
    Investor C Common Stock                                 100,000,000
    Institutional Common Stock                              100,000,000

                                           Total:         5,350,000,000

After this increase, all shares of all classes of the Corporation's capital stock will have a par value of Ten Cents ($0.10) per share, and an aggregate par value of Five Hundred Thirty-Five Million Dollars ($535,000,000).

11. These Articles Supplementary shall be effective as of the 29th day of September, 2006.


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

      IN WITNESS WHEREOF, MERRILL LYNCH MUNICIPAL BOND FUND, INC. has caused these presents to be signed in its name and on its behalf by its President and attested by its Secretary on , 2006.

                                        MERRILL LYNCH MUNICIPAL BOND FUND, INC.



                                        By:
                                              ----------------------------------
                                              Donald C. Burke
                                              Vice President
ATTEST:

-------------------------------
Alice A. Pellegrino
Secretary

         The undersigned, Vice President of MERRILL LYNCH MUNICIPAL BOND FUND, INC. who executed on behalf of said Corporation the foregoing Articles Supplementary, of which this certificate is made a part, hereby acknowledges the foregoing Articles Supplementary to be the corporate act of said Corporation and further certifies that as to all of the matters and facts required to be verified under oath, that to the best of his knowledge, information and belief, the matters set forth therein are true in all material respects, under the penalties of perjury.

Dated:                      , 2006
                                              ----------------------------------
                                              Donald C. Burke
                                              VicePresident


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